EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR

To the Board of Directors and Stockholders of Scores Holding Company, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Scores Holding Company, Inc., of our report dated March 11, 2004 relating to the financial statements of Scores Holding Company, Inc. appearing in the Annual Report on Form 10-KSB of Scores Holding Company, Inc. for the year ended December 31, 2003.

                                        /s/ Radin Glass & Co., LLP
                                        Radin Glass & Co., LLP
                                        Certified Public Accountants

New York, New York
April 30, 2004

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